 Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Thorium Power, Ltd. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of Thorium Power, Ltd. for the year ended December 31, 2008.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Thorium Power, Ltd. as of December 31, 2008.

This Certification is executed as of March 26, 2009.

By: /s/ Seth Grae
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Name: Seth Grae
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ James Guerra
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Name: James Guerra
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Thorium Power, Ltd. and will be retained by Thorium Power and furnished to the Securities and Exchange Commission or its staff upon request.